Exhibit 99.1


Below is a Report to Shareholders delivered by of the Chairman of HomeFed Corporation at the Annual Meeting of Stockholders on August 24, 2004. Except for the historical information contained herein, certain information contained in this report includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding the anticipated benefits and expected consequences of the unit sales, land sales, development costs and other expenses. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of factors that may cause results to differ, see HomeFed's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, its Annual Report on Form 10-K for the year ended December 31, 2003 and its Proxy Statement for the Annual Meeting of Stockholders dated July 30, 2004. These forward-looking statements speak only as of the date hereof. HomeFed disclaims any intent or obligation to update these forward-looking statements.



                             REPORT TO SHAREHOLDERS

As Chairman of HomeFed, I am pleased to provide you with a report on the events that have taken place since our last annual meeting on July 9, 2003.

For the year ended December 31, 2003, HomeFed reported a net income of $74.1 million on revenues of $148.3 million. This compares to an $11.1 million loss on revenues of $13.1 million for the year ended December 31, 2002. The loss in 2002 included an $11.2 million provision for environmental remediation of land owned in the Otay Ranch Planning Area.

Most of our 2003 revenues were derived from the San Elijo Hills master-planned community where 739 lots were sold. Sales for San Elijo are recognized using the percentage of completion method of accounting. At each closing, a portion of the

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sales proceeds is deferred and not recognized as revenue until completion of required improvements to the property being sold. As a result, at year-end, HomeFed had $53.5 million in deferred revenue and estimated it would cost $15.5 million to complete the required improvements. In addition to these sales, in April 2003, we sold 1,445 acres within the Otay Ranch Planning Area for $22.5 million and recognized a pre-tax gain of $17.7 million. This sale added land to an existing wildlife preserve and was paid for by the state and federal governments.

As of December 31, 2003, the Company's balance sheet showed $132 million of unrestricted cash and investments, and in March 2004 with Board approval, the Company retired its 6%, $26.5 million term loan owed to Leucadia National Corporation, our 30% shareholder in which Ian and I hold a significant interest


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and of which we are the two principal officers. Leucadia is sad. The Company's year-end net worth was $76.3 million.

For the six months ended June 30, 2004, HomeFed continued to report progress, with net income for the six months of $18.6 million on revenues of $57 million. During the six months, the Company closed on the sale of 94 single-family lots, 45 multi-family condominium units and a school site for aggregate sale proceeds of $53.2 million. Deferred sales revenues on these sales were $23.3 million. As of June 30, 2004, the aggregate balance of deferred revenue was $57.5 million including the amounts related to 2004 sales, with an estimated $15.3 million required to complete the necessary improvements.



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Included in other 2004 revenues is $5.8 million received from the sale of open space mitigation land to the City of Chula Vista, which resulted in a pre-tax gain of about $4.8 million. This sale was the result of a favorable settlement worked out with Chula Vista relating to the phasing rules established for setting aside open space mitigation land in the Otay Ranch Planning Area. In order to develop entitled land in the Otay Ranch, a landowner must set aside and convey 1.188 acres of permanent open space. HomeFed contended that the City had improperly expanded the initial conveyance area for mitigation land thereby allowing developers to avoid purchasing mitigation land from owners such as HomeFed, who owned mitigation land with a higher conveyance priority. HomeFed still owns about 2,300 acres of land in the Otay Ranch, of which about 700 acres is development land. Therefore, protecting the value of our excess mitigation



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land is extremely important. We are continuing to monitor all transactions requiring conveyance land in order to prevent cheating.

To complete San Elijo Hills, we intend to develop an additional 736 lots for single-family homes, a school site and land for 70 additional affordable housing units. We also intend to develop up to 135,000 square feet of mixed-use commercial and residential in the town center at San Elijo Hills. All this should be done by the end of 2007. Recently, we received favorable indicative bids on five of the nine remaining unsold residential neighborhoods.

The remaining unsold and undeveloped single-family lots at San Elijo Hills are potentially the most valuable in the community due to their size and location. Many of these lots provide homebuyers with highly sought after views. The end to



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the very ebullient market for single-family homes will inevitably negatively impact the prices and rate at which we can sell these remaining lots. Although home sales have been strong over the past four to five years, there is no guaranty that this trend will continue. In recent weeks, there have been signs of a slowdown. We are nervous.

In Chula Vista, as part of a mandated planning process, we have submitted proposed General Plan Amendments requesting approvals for increased entitlements on our development land. The negotiations are making good progress for increased entitlements and the amendment process should be completed by year-end. Following the plan amendment process, each development parcel must receive additional approvals, which takes a long time.



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Based on the City's preferred alternatives, which we generally support, but which have not yet been approved, the General Plan Amendment process would permit total residential unit densities for our two development parcels of 1,850 and 3,700 units, respectively, with additional designations for public uses, and substantial office and retail.

HomeFed subsidiaries are suing the prior owners and operators of a shooting range operated on about 35 acres of land owned in the Otay River Valley. The lawsuit is under a federal law, CERCLA, which may allow us to recover some of the clean-up costs from former owners and operators of the former shooting range. This site was the reason for the $11.2 million loss provision taken in 2002 and a $300,000 additional charge in 2003. This 35-acre former shooting range is part of a 279-acre parcel.



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In December 2003, Rampage Vineyards, LLC, a new HomeFed subsidiary, acquired
2,159 acres of grape vineyards in Madera County just north of the City of Fresno. Madera County is in the path of development for the region and is considered an affordable housing alternative as compared to much of California. The land was acquired for about $6 million and in order to be developed will require both land use entitlements and the procurement of water rights. Currently, 1,100 acres of land are under lease to the former owner, who is farming grapes. Our subsidiary has invested additional money to re-graft about 316 acres to Zinfandel grapes for production starting in 2005 and 2006. Continued farming preserves water rights in addition to potentially providing income. While we do not intend to develop a winery business, nevertheless, we hope all HomeFed shareholders will consume prodigious amounts of Pine Ridge



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Chardonnay, Cabernet, and Merlot, and Archery Summit Pinot Noir, from the wineries owned by Leucadia. If you are interested call Pine Ridge at 800-575-9777 and identify yourself as a HomeFed shareholder. You will receive a discount and an invitation to join the wine club.

We have hired a local consultant to help manage The Rampage Vineyards asset and to pursue entitlements and water rights. At this point, this is a long-term entitlement project but with a low land cost and few operating costs. We can afford the wait.

While we are continuing to make progress on our two major projects, San Elijo Hills and the Otay Ranch land, we are concerned about a slowdown in the economy and the California housing market. These past fat years of extraordinarily favorable conditions may be coming to a close, but we cannot avoid the need to



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invest significant amounts of money to complete San Elijo Hills in anticipation of selling the remaining lots to builders. This is the reality of the land development business. However, having spent the money, there is no guaranty that the builders will exercise what amounts to options and close on those sales in the event the market collapses. We are holding our breath.

We are interested in new deals but in the short run, we are not optimistic. In the long run, there are likely to be great deals but not until an economic slowdown creates these opportunities. In the meantime, we will do our best to maximize the value of what we own, while continuing to do our best to control costs and minimize risk.



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Thanks to key senior executives, Paul Borden, Erin Ruhe and Curt Noland. Randy
Goodson and Simon Malk left the Company in 2004 and we wish them well. Our staff is strong, young and highly motivated. We look forward to the years ahead.






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